UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2009

REGIONS FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	000-50831	63-0589368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 FIFTH AVENUE NORTH

BIRMINGHAM, ALABAMA 35203

(Address, including zip code, of principal executive office)

Registrant’s telephone number, including area code: (205) 944-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 22, 2009, Regions Financial Corporation (the “Company”) filed a prospectus supplement, dated May 20, 2009, related to the sale of up to 460 million shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), at a price to the public of $4 per share and a prospectus supplement, dated May 20, 2009, related to the sale of up to 287,500 shares of the Company’s 10% Mandatory Convertible Preferred Stock, Series B (“Preferred Stock”), at a price to the public of 100% of the initial liquidation preference of $1,000 per share. In connection therewith, on May 27, 2009, the Company filed as exhibits to a Current Report on Form 8-K the opinions of Sullivan & Cromwell LLP, in each case as to certain tax matters related to the offerings of Common Stock and Preferred Stock referred to above. The Company is hereby filing as exhibits to this report revised opinions of Sullivan & Cromwell LLP, in each case as to certain tax matters (the “Revised Opinions”) related to the offerings of Common Stock and Preferred Stock referred to above. The Revised Opinions are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

8.1	Opinion of Sullivan & Cromwell LLP

8.2	Opinion of Sullivan & Cromwell LLP

23.3	Consent of Sullivan & Cromwell LLP (included in Exhibit 8.1)

23.4	Consent of Sullivan & Cromwell LLP (included in Exhibit 8.2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIONS FINANCIAL CORPORATION

By:	/s/ John D. Buchanan
Name:	John D. Buchanan
Title:	Senior Executive Vice President, General Counsel and Corporate Secretary

Date: June 9, 2009